     As filed with the Securities and Exchange Commission on March 9, 1999.

                                                      Registration No. 333-24361
                                                      ==========================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                                     06-1047163
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                     Identification Number)

        ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (617) 252-7500
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                                PETER WIRTH, ESQ.
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------



         Genzyme Corporation's Registration Statement on Form S-3 (File No. 333-24361) registered 2,577,245 shares of Genzyme Tissue Repair Division Common Stock, $0.01 par value per share, issuable upon the conversion of a $13 million convertible note. This registration statement covers resales of these shares by the securityholder named in the prospectus. Of the 2,577,245 shares registered, the securityholder has sold 1,318,400; the remaining 1,258,845 shares are now eligible for sale pursuant to Rule 144. This Post-Effective Amendment is filed to deregister the 1,258,845 unsold shares of Genzyme Tissue Repair Division Common Stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 9, 1999.

                           GENZYME CORPORATION


                           By: /s/ David J. McLachlan
                               --------------------------------------------
                               David J. McLachlan
                               Executive Vice President and Chief Financial
                                Officer






                                       2